EXHIBIT 10.5

SUTRO BIOPHARMA, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. Sutro Biopharma, Inc. adopted the Plan effective as of the date of the IPO. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase Shares to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase Shares under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options that are not intended to meet Section 423 requirements, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Subject to Section 14, a total of Two Hundred Thirty Thousand (230,000) Shares is reserved for issuance under this Plan. In addition, on each January 1 for the first ten (10) calendar years after the Effective Date, the aggregate number of Shares reserved for issuance under the Plan shall be increased automatically by the number of Shares equal to one percent (1%) of the total number of outstanding Shares outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, no more than Two Million Three Hundred Thousand (2,300,000) Shares may be issued over the term of this Plan. The number of Shares initially reserved for issuance under this Plan and the maximum number of Shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.

3. ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options which are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Shares (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more

Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4. ELIGIBILITY.

(a) Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(i) employees who are customarily employed for twenty (20) hours or less per week;

(ii) employees who are customarily employed for five (5) months or less in a calendar year;

(iii) individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes; and

(iv) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b) No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Shares under the Plan.

5. OFFERING DATES.

(a) Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.

(b) The initial Offering Period shall commence on the Effective Date and shall end with the Purchase Date that occurs on March 15, 2019 or another date selected by the Committee which is more or less than six (6) months after the commencement of the initial Offering Period, but in any event no more than twenty-seven (27) months after the commencement of the initial Offering period (the “Initial Offering Period”). The Initial Offering Period shall consist of one Purchase Period. Thereafter, a six (6) month Offering Period shall commence on each March 16th and September 16th, with each such Offering Period also consisting of one six-month Purchase Period, except as otherwise provided by an applicable subplan, or on such other date determined by the Committee. The Committee may at any time establish a different duration for any subsequent Offering Period or Purchase Period.

6. PARTICIPATION IN THIS PLAN.

(a) Enrollment in Initial Offering Period. Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the Initial Offering Period will be automatically enrolled in the Initial Offering Period under this Plan at a contribution level equal to fifteen percent (15%) of Compensation. A Participant that is automatically enrolled in the Initial Offering Period pursuant to this section will be entitled to continue to participate in the Initial Offering Period if such Participant submits a subscription agreement in a form determined by the Administrator, or electronic representation thereof, to the Company and/or an authorized third party administrator confirming or changing his or her contribution rate (i) no earlier than the date on which an effective registration statement pursuant to Form S-8 is filed with respect to the issuance of Shares under this Plan, and (ii) within thirty (30) days after such filing of an effective registration statement pursuant to Form S-8, or such longer time as may be determined by the Committee.

(b) Enrollment in Subsequent Offering Periods. With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirements of Section 6(b) hereof and the other terms and provisions of this Plan. With respect to Offering Periods after the Initial Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c) Continued Enrollment in Offering Periods. Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7. GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date (but in no event less than the par value of such Share), or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date provided, however, that for the Purchase Period within the Initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s Compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the start of the Initial Offering Period or pursuant to Participant’s election to decrease the amount pursuant Section 6(a) above, and provided, further, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8. PURCHASE PRICE. The Purchase Price at which a Share will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.

(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Company determines that contributions may be made in another form due to local legal or other requirements. The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Payroll deductions shall commence (i) for the Initial Offering Period, as soon as practicable following the Participant’s submission of a subscription agreement confirming or changing his or her contribution rate following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan (and, the payroll deductions for each of the remaining payroll periods in the Initial Offering Period may be increased by the amount of the payroll deductions that would have been made prior to the commencement of such deductions for the Initial Offering Period) and (ii) for subsequent Offering Periods, on the first payday following the last Purchase Date , and in either case shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching Shares without the payment of any purchase price.

(b) A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective as soon as administratively practicable after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made up to twice during the Initial Offering Period and no more than once during any subsequent Offering Period, or more or less frequently under rules determined by the Committee. An increase in the rate of payroll deductions may not be made with respect to an on-going Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective as soon as administratively practicable after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase Shares in accordance with Subsection (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share shall be carried forward, without interest (except to the extent necessary to comply with local legal requirements outside the United States), into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f) As promptly as practicable after the Purchase Date, the Company shall issue Shares for the Participant’s benefit representing the Shares purchased upon exercise of his or her option.

(g) During a Participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(h) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of Shares by a Participant. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

10. LIMITATIONS ON SHARES TO BE PURCHASED.

(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Shares with a Fair Market Value in excess of the following limit:

(i) In the case of Shares purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Shares purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (a), the Fair Market Value of Shares shall be determined in each case as of the beginning of the Offering Period in which such Shares are purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) The Committee may, in its sole discretion, set a lower maximum number of Shares that may be purchased by any Participant during any Offering Period than that determined under Section 10(a); provided, however, in no event shall a Participant be permitted to purchase more than 2,500 Shares on any one Purchase Date or such greater or lesser number as the Committee shall determine. If a greater or lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c) If the number of Shares to be purchased on a Purchase Date by all Participants exceeds the number of Shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of Shares to be purchased under a Participant’s option to each Participant affected.

(d) Any payroll deductions accumulated in a Participant’s account that are not used to purchase Shares due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11. WITHDRAWAL.

(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan

(c) To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of Shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14. CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Shares that may be delivered under the Plan, the Purchase Price per share and the number of Shares covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until Shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of Shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such Shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such Shares and Participants in such Offering Period shall be refunded their contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.

22. DESIGNATION OF BENEFICIARY.

(a) Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan or as permitted by the Committee from time to time.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase Shares, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of Shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of Shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Shares will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27. CODE SECTION 409A; TAX QUALIFICATION.

(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28. DEFINITIONS.

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board that consists exclusively or one or more members of the Board appointed by the Board.

(e) “Company” means Sutro Biopharma, Inc., a Delaware corporation.

(f) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Effective Date” means the date on which the Registration Statement covering the initial public offering of Shares is declared effective by the U.S. Securities and Exchange Commission.

(h) “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(1) if such Shares are then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), the closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(2) if such Shares are publicly traded and are then listed on a national securities exchange, the closing price of such Shares on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3) if such Shares are publicly traded but are neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4) with respect to the Initial Offering Period, Fair Market Value on the Offering Date shall be the price at which Shares are offered to the public pursuant to the Registration Statement covering the initial public offering of the Shares; and

(5) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(i) “IPO” means the initial public offering of Company’s common stock.

(j) “Offering Date” means the first business day of each Offering Period. However, for the Initial Offering Period the Offering Date shall be the Effective Date.

(k) “Offering Period” means a period with respect to which the right to purchase Shares may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(l) “Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(m) “Participant” means an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the Initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(n) “Participating Corporation” means any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(o) “Plan” means this Sutro Biopharma, Inc. 2018 Employee Stock Purchase Plan.

(p) “Purchase Date” means the last business day of each Purchase Period.

(q) “Purchase Period” means a period during which contributions may be made toward the purchase of Shares under the Plan, as determined by the Committee pursuant to Section 5(b).

(r) “Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8.

(s) “Shares” means shares of the Company’s common stock.

(t) “Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

SUTRO BIOPHARMA, INC. (THE “COMPANY”) 2018 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the ESPP.	INITIAL OFFERING PERIOD CONFIRMATION & CHANGE FORM AND AGREEMENT (THE “AGREEMENT”)

SECTION 1: ACTIONS	CHECK DESIRED ACTION: ☐ Confirm / Change Contribution Percentage ☐ Withdraw from ESPP	AND COMPLETE SECTIONS: 2 + 4 + 19 2 + 5 + 19

SECTION 2: PERSONAL DATA	Name: Home Address: Social Security No. or Employee ID No.:

SECTION 3: ENROLLMENT CONFIRMED

I understand that I have been automatically enrolled in the ESPP, and I hereby elect to continue to participate in the ESPP. I understand that my enrollment was effective at the beginning of the Initial Offering Period and as a result of that enrollment I am electing to purchase shares of the common stock of the Company pursuant to the ESPP. I understand that the stock certificate(s) for the Shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account at the Company’s captive broker. I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s captive broker for this purpose.

My participation will continue as long as the Company offers the ESPP and I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company. I understand that I must notify the Company of any disposition of Shares purchased under the ESPP.

SECTION 4: CHANGE CONTRIBUTION PERCENTAGE

I understand that I am currently enrolled in the ESPP at a contribution of 15% of my Compensation (as defined in the ESPP).

I hereby authorize the Company to either (a) continue the automatic enrollment at the 15% contribution level, or (b) continue the automatic enrollment but decrease the contribution level, in either case, by withholding from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period the percentage of my Compensation (as defined in the ESPP) paid to me during such Offering Period as indicated below, so long as I continue to participate in the ESPP. The percentage must be a whole number (from 1% up to a maximum of 15%).

☐-continue my contribution at 15%

☐-decrease my contribution percentage to         % (must be a whole number from 1% up to a maximum of 14%).

For the Initial Offering Period (provided you have timely submitted this Confirmation/Change Form to continue your participation in the ESPP), the withholding from your paychecks may be increased by the Company to achieve the designated contribution percentage for the full Offering Period.

SECTION 5: WITHDRAW

DO NOT CHECK ANY OF THE BOXES BELOW IF YOU WISH TO CONTINUE TO PARTICIPATE IN THE ESPP

☐-I understand that my enrollment in the ESPP was effective at the beginning of the Initial Offering Period. I hereby elect to withdraw from, and discontinue my participation in, the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements outside the United States), pursuant to Section 11 of the ESPP.

Note: No contributions will be made if you elect to withdraw of the ESPP. I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: NO ADVICE REGARDING PARTICIPATION	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my acquisition or sale of Shares. I acknowledge, understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 8: APPENDIX	Notwithstanding any provisions of the Agreement, my participation in the ESPP will be subject to any special terms and conditions set forth in the appendix to this Agreement for employees outside the United States (the “Appendix”). Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

SECTION 9: TERMINATION, MODIFICATION AND IMPOSITION OF OTHER REQUIREMENTS	The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. The Company reserves the right to impose other requirements on my participation in the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 10: SEVERABILITY	If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (i) such provision will be excluded from the Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

SECTION 11: WAIVER	I acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or any subsequent breach by any Participant.

SECTION 12: GOVERNING LAW AND VENUE	The Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the ESPP or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Mateo. Each of the parties hereby (i) represents and agrees that such party is subject to the personal jurisdiction of said courts; (ii) irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute; and (iii) waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SECTION 13: RESPONSIBILITY FOR TAXES

I acknowledge that, regardless of any action taken by the Company or the Parent or Subsidiary employing me (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount withheld by the Company or the Employer, if any. I further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the purchase rights granted pursuant to the ESPP, including, but not limited to, the purchase of Shares, the subsequent sale of Shares acquired pursuant to such purchase and the receipt of any dividends (if any); and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of my participation to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I agree to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

a.   withholding from my wages or other cash compensation paid to me by the Company and/or the Employer or any Parent or Subsidiary;

b.  withholding from proceeds of the sale of Shares acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization and without further consent);

c.   my payment of a cash amount (including by check representing readily available funds or a wire transfer) to the Company or Employer; or

d.  any other arrangement approved by the Committee and permitted under applicable law,

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for my tax jurisdiction(s) in which case I will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 14: NATURE OF GRANT

By enrolling and participating in the ESPP, I acknowledge, understand and agree that:

a.   the ESPP is established voluntarily by the Company and it is discretionary in nature;

b.  all decisions with respect to future offers to participate in the ESPP, if any, will be at the sole discretion of the Committee;

c.   I am voluntarily participating in the ESPP;

d.  the purchase rights and Shares subject to the purchase rights, and the income from and value of same, are not intended to replace any pension rights or compensation;

e.   the purchase rights and the Shares subject to the purchase rights, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

f.   unless otherwise agreed with the Company, the purchase rights and the Shares subject to the purchase rights, and the income from and value of same, are not granted as consideration for or in connection with the service I may provide as a director of any parent or Subsidiary; and

g.  neither the Company, the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the purchase rights or of any amounts due to me pursuant to purchase or sale of Shares under the ESPP.

SECTION 15: DATA PRIVACY

I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Agreement and any other grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the ESPP.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all purchase rights or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP.

I understand that Data will be transferred to E*TRADE Financial Services, Solium-Shareworks, or other third party (“Online Administrator”) and its affiliated companies or such other stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the ESPP. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, Online Administrator, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand if I reside outside the United States, I may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant purchase rights or other equity awards to me or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

Finally, upon request of the Company or the Employer, I agree to provide an executed data privacy consent form (or any other agreements or consents) that the Company or the Employer may deem necessary to obtain from me for the purpose of administering my participation in the ESPP in compliance with the data privacy laws in my country, either now or in the future. I understand and agree that I will not be able to participate in the ESPP if I fail to provide any such consent or agreement requested by the Company and/or the Employer.

SECTION 16: INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS	I acknowledge that, depending on my country of residence, the broker’s country, or the country in which the Shares are listed, I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect my ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., purchase rights), or rights linked to the value of Shares, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before possessing the inside information. Furthermore, I may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions and understand that I should consult my personal legal advisor on such matters. In addition, I acknowledge having read the Company’s Insider Trading Policy, and agree to comply with such policy, as it may be amended from time to time, whenever I acquire or dispose of the Company’s securities.

SECTION 17: FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING	I may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from my participation in the ESPP. I may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in my country and/or to repatriate funds received in connection with the ESPP within certain time limits or according to specified procedures. I acknowledge that I am responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult my personal legal and tax advisors on such matters.

SECTION 18: LANGUAGE	I acknowledge that I am sufficiently proficient in English to understand the terms and conditions of the Agreement and the ESPP. Furthermore, if I have received this Agreement, or any other document related to the purchase rights and/or the ESPP translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

SECTION 19: ACKNOWLEDGMENT AND SIGNATURE	I acknowledge that I have received and read a copy of the ESPP Prospectus (which summarizes the features of the ESPP). My signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP.
	Signature:	Date:

APPENDIX

SUTRO BIOPHARMA, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

INITIAL OFFERING PERIOD GLOBAL ENROLLMENT CONFIRMATION FORM AND AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

None

SUTRO BIOPHARMA, INC. (THE “COMPANY”) 2018 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the ESPP.	GLOBAL ENROLLMENT/CHANGE FORM AND AGREEMENT (THE “AGREEMENT”)

SECTION 1: ACTIONS	CHECK DESIRED ACTION: ☐ Enroll in the ESPP ☐ Change Contribution Percentage (for next Offering Period) ☐ Withdraw from ESPP	AND COMPLETE SECTIONS: 2 + 3 + 4 + 19 2 + 4 + 19 2 + 5 + 19

SECTION 2: PERSONAL DATA	Name: Home Address: Social Security No. or Employee ID No.:

SECTION 3: ENROLL

☐  I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the common stock of the Company pursuant to the ESPP. I understand that the stock certificate(s) for the Shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account at the Company’s captive broker. I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s captive broker for this purpose.

My participation will continue as long as the Company offers the ESPP and I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company. I understand that I must notify the Company of any disposition of Shares purchased under the ESPP.

SECTION 4: ELECT/CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period the percentage of my Compensation (as defined in the ESPP) paid to me during such Offering Period as indicated below, so long as I continue to participate in the ESPP. The percentage must be a whole number (from 1% up to a maximum of 15%). This change will be effective for the Next Offering Period.

Designated contribution percentage:         %

If this is a change to my current enrollment, this represents an ☐  increase ☐  decrease to my contribution percentage.

Note: You may not increase your contributions at any time within an ongoing Offering Period. An increase in your contribution percentage can only take effect with the next Offering Period. You may decrease your Contribution percentage to a percentage other than 0% only once within an ongoing Offering Period to be effective during that Offering Period. If you decrease your percentage to 0%, any previously accumulated contributions will be used to purchase shares on the next Purchase Date pursuant to Section 9 of the ESPP. A change will become effective as soon as reasonably practicable after the form is received by the Company.

SECTION 5: WITHDRAW FROM PLAN

DO NOT CHECK ANY OF THE BOXES BELOW IF YOU WISH TO CONTINUE TO PARTICIPATE IN THE ESPP

☐   I hereby elect to withdraw from, and discontinue my participation in, the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Accumulated contributions will be returned to me without interest (except to the extent required due to local legal requirements outside the United States), pursuant to Section 11 of the ESPP.

Note: I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: NO ADVICE REGARDING PARTICIPATION	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP or my acquisition or sale of Shares. I acknowledge, understand and agree that I should consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 8: APPENDIX	Notwithstanding any provisions of the Agreement, my participation in the ESPP will be subject to any special terms and conditions set forth in the appendix to this Agreement for employees outside the United States (the “Appendix”). Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

SECTION 9: TERMINATION, MODIFICATION AND IMPOSITION OF OTHER REQUIREMENTS	The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. The Company reserves the right to impose other requirements on my participation in the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 10: SEVERABILITY	If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (i) such provision will be excluded from the Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

SECTION 11: WAIVER	I acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or any subsequent breach by any Participant.

SECTION 12: GOVERNING LAW AND VENUE	The Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the ESPP or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Mateo. Each of the parties hereby (i) represents and agrees that such party is subject to the personal jurisdiction of said courts; (ii) irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and (iii) waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

SECTION 13: RESPONSIBILITY FOR TAXES	I acknowledge that, regardless of any action taken by the Company or the Parent or Subsidiary employing me (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount withheld by the Company or the Employer, if any. I further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the purchase rights granted pursuant to the ESPP, including, but not limited to, the purchase of Shares, the subsequent sale of Shares acquired pursuant to such purchase and the receipt of any dividends (if any); and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of my participation to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I agree to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

a.   withholding from my wages or other cash compensation paid to me by the Company and/or the Employer or any Parent or Subsidiary;

b.  withholding from proceeds of the sale of Shares acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization and without further consent);

c.   my payment of a cash amount (including by check representing readily available funds or a wire transfer) to the Company or Employer; or

d.  any other arrangement approved by the Committee and permitted under applicable law,

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for my tax jurisdiction(s) in which case I will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 14: NATURE OF GRANT

By enrolling and participating in the ESPP, I acknowledge, understand and agree that:

a.   the ESPP is established voluntarily by the Company and it is discretionary in nature;

b.  all decisions with respect to future offers to participate in the ESPP, if any, will be at the sole discretion of the Committee;

c.   I am voluntarily participating in the ESPP;

d.  the purchase rights and Shares subject to the purchase rights, and the income from and value of same, are not intended to replace any pension rights or compensation;

e.   the purchase rights and the Shares subject to the purchase rights, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

f.   unless otherwise agreed with the Company, the purchase rights and the Shares subject to the purchase rights, and the income from and value of same, are not granted as consideration for or in connection with the service I may provide as a director of any parent or Subsidiary; and

g.  neither the Company, the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the purchase rights or of any amounts due to me pursuant to purchase or sale of Shares under the ESPP.

SECTION 15: DATA PRIVACY

I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Agreement and any other grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the ESPP.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all purchase rights or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP.

I understand that Data will be transferred to E*TRADE Financial Services, Solium-Shareworks, or other third party (“Online Administrator”) and its affiliated companies or such other stock plan service provider as may be designated by the Company from time to time, which is assisting the Company with the implementation, administration and management of the ESPP. I understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, Online Administrator, or such other stock plan service provider as may be designated by the Company from time to time, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand if I reside outside the United States, I may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant purchase rights or other equity awards to me or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

Finally, upon request of the Company or the Employer, I agree to provide an executed data privacy consent form (or any other agreements or consents) that the Company or the Employer may deem necessary to obtain from me for the purpose of administering my participation in the ESPP in compliance with the data privacy laws in my country, either now or in the future. I understand and agree that I will not be able to participate in the ESPP if I fail to provide any such consent or agreement requested by the Company and/or the Employer.

SECTION 16: INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS	I acknowledge that, depending on my country of residence, the broker’s country, or the country in which the Shares are listed, I may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect my ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., purchase rights), or rights linked to the value of Shares, during such times as I am considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders I placed before possessing the inside information. Furthermore, I may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I acknowledge that it is my responsibility to comply with any applicable restrictions and understand that I should consult my personal legal advisor on such matters. In addition, I acknowledge having read the Company’s Insider Trading Policy, and agree to comply with such policy, as it may be amended from time to time, whenever I acquire or dispose of the Company’s securities.

SECTION 17: FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING	I may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from my participation in the ESPP. I may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in my country and/or to repatriate funds received in connection with the ESPP within certain time limits or according to specified procedures. I acknowledge that I am responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult my personal legal and tax advisors on such matters.

SECTION 18: LANGUAGE	I acknowledge that I am sufficiently proficient in English to understand the terms and conditions of the Agreement and the ESPP. Furthermore, if I have received this Agreement, or any other document related to the purchase rights and/or the ESPP translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

SECTION 19: ACKNOWLEDGMENT AND SIGNATURE	I acknowledge that I have received and read a copy of the ESPP Prospectus (which summarizes the features of the ESPP). My signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP.
	Signature:	Date:

APPENDIX

SUTRO BIOPHARMA INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

GLOBAL ENROLLMENT/CHANGE FORM AND AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

None